UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHARTERMAC

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-3949418 (I.R.S. Employer Identification No.)

625 Madison Avenue, New York, New York, (Address of principal executive offices)	10022 (Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: _______ (if applicable.)

Securities to be registered pursuant to Section 12(g) of the Act:

_____________________________________________________________________________________

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Shares, reference is made to Post-Effective Amendment No. 1 on Form S-3 to Form S-11 filed with the Securities and Exchange Commission on September 20, 2005, which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

3.1	Certificate of Business Trust of the Registrant, dated as of August 12, 1996, (incorporated by reference to the Registration Statement on Form 10, filed with the Commission on August 1, 1997).
3.2

Certificate of Amendment of the Restated Certificate of Trust of the Registrant, dated as of November 17, 2003, (incorporated by reference to the Registration Statement on Form S-8, filed with the Commission on November 25, 2003).

3.3

Second Amended and Restated Trust Agreement of the Registrant, dated as of November 17, 2003, (incorporated by reference to the Registration Statement on Form S-8, filed with the Commission on November 24, 2003), as amended by Amendment No.1 thereto, dated September 20, 2005, (incorporated by reference to Exhibit 99.1 on Form 8-K, filed with the Commission on September 22, 2005), and as amended by Amendment No.2, dated November 30, 2005, and attached hereto.

3.4	Third Amended and Restated Bylaws of the Registrant, (incorporated by reference to Exhibit 10.6 in the September 30, 2004 Quarterly Report on Form 10-Q).
3.5

Fourth Amended and Restated Bylaws of the Registrant, (incorporated by reference to Exhibit 99.2 on Form 8-K, filed with the Commission on September 22, 2005), and as amended by Amendment No. 1, dated November 30, 2005, and attached hereto.

4.1	Specimen Copy of Share Certificate for shares of the beneficial interest, (incorporated by reference to the Registration Statement on Form S-8, filed with the Commission on November 24, 2003).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CharterMac

BY: /s/ Alan Hirmes Alan Hirmes Chief Financial Officer

December 30, 2005